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                                    EXHIBIT 1

STATE OF SOUTH CAROLINA                           IN THE COURT OF COMMON PLEAS
                                                  FOURTEENTH JUDICIAL CIRCUIT
COUNTY OF BEAUFORT                                CASE NUMBER 95-CP-7-1893


THOMAS M. DIVENERE, IRWIN           )
(PETE) POMRANZ, and GREY            )
ASSOCIATES, INC., a South           )
Carolina Corporation,               )
                                    )             SETTLEMENT AGREEMENT
          Plaintiffs,               )             AND RELEASE
                                    )
         v.                         )
                                    )
SEA PINES COMPANY, INC.,            )
                                    )
          Defendant.                )
------------------------------------




         This Settlement Agreement and Release ("Agreement") is made as a mutual and reciprocal compromise and release between the parties hereto for the complete and final settlement of any and all claims, known or unknown, in any manner related to the matters raised in the above-captioned action (the "Action"), including the judgment entered therein on May 1, 2003 and all pending post-trial motions. This Agreement is intended to effect the mutual and reciprocal extinguishment of all rights and obligations of the parties hereto.

         In consideration of the mutual and reciprocal relinquishment of their respective legal rights with reference to the Action and the execution of this Agreement, the parties hereby agree to settle the Action upon the following terms:


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         1. The defendant will pay to Richard S. Rosen of Rosen, Rosen & Hagood,
LLC as attorneys for the plaintiffs, the total sum of $5.9 Million Dollars. This payment represents the following:

         (a) $4,936,000.00 for the plaintiffs' partnership interest in the project that they were to have received for services that were rendered or were to be rendered under the contract at issue in the Action;

         (b) $208,864.00 for the reimbursement of expenses incurred by the plaintiffs in their performance of the contract at issue in the Action; and

         (c) $755,136.00 for placement fees and development fees under the contract at issue in the Action.

         2. At the request and direction of the plaintiffs, the $5.9 Million Dollars settlement payment shall be allocated as follows: $1,000.00 Dollars to Irwin (Pete) Pomranz; $1,000.00 Dollars to Grey Point Associates, Inc.; and the remaining balance of $5,898,000.00 Dollars to Thomas M. DiVenere. The plaintiffs and defendants agree that the contract which was the subject of the Action did not create an employment relationship between them and, therefore, the payment under this agreement is not subject to any state or federal withholding requirements. In the event a state or federal authority should rule otherwise, the plaintiffs jointly and severally agree to indemnify and hold harmless the defendant for any and all consequences of the failure to withhold from the payment hereunder. This indemnification and hold harmless agreement extends to and is for the benefit of the defendant and its officers, directors, employees, agents, heirs, successors, assigns, legal representatives, affiliates, or insurers.


                                       2

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         3. The plaintiffs and their heirs, successors, assigns or legal representatives, hereby expressly release the defendant and its heirs, successors, assigns, legal representatives, affiliates, insurers, officers or agents, from all debts, demands, actions, causes of action, matters, suits, sums of money, accounts, reckonings, bonds, specialties, covenants, contracts, agreements, promises, doings, omissions, variances, damages, executions, contributions, indemnifications, liabilities, charges, and costs, including all costs and expenses which may be assessable against it in the Action, whatsoever, whether in statutory or common law, in law or in equity, known or unknown, which were raised or could have been raised in the Action, or which are in any manner related to the matters raised in the Action.

         4. Each of the parties hereto understands and agrees that the receipt of the above-noted consideration ends forever the Action and any actions which are known or may later be discovered which arise out of or are in any manner related to the facts and circumstances involved in the above Action.

         5. Each of the parties hereto agrees and understands that this full and final release shall cover and shall include any and all future damages not now known to any of the parties hereto, but which may later develop or be discovered.

         6. Each of the parties hereto understands and agrees that the facts in respect of which this Agreement is made may hereafter prove to be other than or different from the facts in that connection now known by either of them or believed by either of them to be true. Each of the parties hereto expressly understands, accepts, and assumes the risk of the facts proving to be so different, and each of the parties hereto agrees that all the terms of this Agreement shall be in all respects effective and not subject to termination or rescission by any such difference in facts.

                                       3

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         7. The undersigned parties to this Agreement warrant that no promise or inducement has been offered or made except as herein set forth, and that this Agreement is executed without reliance on any statement or representation by any party to this Agreement or by any agents of the parties to this Agreement concerning the nature and extent of the injuries and damages, or either of them, or the legal liability therefore. The undersigned parties are of legal age, are legally competent, and are legally qualified to execute this Agreement and accept the full responsibility therefor.

         8. The undersigned parties agree and understand that this Agreement contains the entire agreement between the parties hereto, and the terms of this Agreement are contractual and not a mere recital.

         9. The undersigned parties have knowingly, freely, voluntarily, and with the advice and explanation of counsel executed this Agreement.

         10. This Agreement is executed by the parties hereto for the sole purpose of compromising and settling any and all claims, known or unknown, asserted or unasserted, in the above-referenced Action, including any and all claims in any manner whatsoever related to the matters raised in the Action.

         11. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, or legal representatives.

         12. In the event any litigation is brought by the parties to this Agreement concerning this Agreement in whole or in part whether by direct action on the Agreement or by dispute of the Agreement, in whole or in part, in any action involving those parties, the parties hereto agree that the prevailing party in any such action shall receive from the non-prevailing party all attorney fees, costs and expenses.

                                       4

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         IN WITNESS WHEREOF, the parties have executed this Settlement Agreement and Release.

WITNESSES:

__________________________               s/ Thomas M. DiVenere
                                         ---------------------
                                         Thomas M. DiVenere (Plaintiff)
__________________________




SWORN TO before me this ____

day of ______________, 2003

_______________________________(L.S.)
Notary Public for _________________

My Commission Expires:  ____________



WITNESSES:
                                         Grey Point Associates, Inc. (Plaintiff)
__________________________
                                         By:      s/ Thomas M. DiVenere
                                                  ---------------------
__________________________                        Thomas M. DiVenere
                                         Its:     President




SWORN TO before me this _____

day of _________________, 2003.

____________________________(L.S.)
Notary Public for ________________

My Commission Expires:  __________


                                       5

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WITNESSES:

__________________________               s/ Irwin M. (Pete) Pomranz
                                         --------------------------
                                         Irwin (Pete) Pomranz (Plaintiff)
__________________________




SWORN TO before me this ____

day of ______________, 2003

_______________________________(L.S.)
Notary Public for _________________

My Commission Expires:  ____________



WITNESSES:
                                         Sea Pines Company, Inc. (Defendant)
__________________________
                                         By:      s/ Steven P. Birdwell
__________________________                        ---------------------
                                         Its:     Chief Financial Officer


SWORN TO before me this _____

day of _________________, 2003.

____________________________(L.S.)
Notary Public for ________________

My Commission Expires:  __________


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